EXHIBIT 10.21
FIRST AMENDMENT TO CREDIT AGREEMENT
This First Amendment to Credit Agreement (the “Amendment”) is entered into as of October 24, 2013 by and among Octeg, LLC, an Illinois limited liability company (“Octeg”), Knight Capital Americas LLC, a Delaware limited liability company (“KCA”, and together with Octeg, collectively, the “Borrowers”), KCG Holdings, Inc., a Delaware corporation (the “Parent” and together with the Borrowers, the “Loan Parties”), as Guarantor, the several financial institutions party to this Amendment, as Lenders, and BMO Harris Bank N.A., as Administrative Agent (the “Agent”).
PRELIMINARY STATEMENTS
A.    The Loan Parties, the Lenders and the Agent entered into a certain Credit Agreement, dated as of July 1, 2013 (the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.
B.    The Loan Parties have requested that the Lenders make certain amendments to the Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.	AMENDMENTS.
Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement shall be and hereby is amended as follows:
1.1.    The Credit Agreement shall be and hereby is amended by inserting a new Section 1.14 immediately after Section 1.13 to read in its entirety as follows:
Section 1.14.    Removal of Octeg as a Borrower. The Borrowers may remove Octeg as a Borrower hereunder so long as (i) the Borrowers have provided the Administrative Agent prior written notice at least five (5) Business Days prior to the effective date of such removal, (ii) all Obligations of Octeg (including principal and interest on Loans made to Octeg) shall have been paid in full on or prior to the effective date of such removal, and (iii) no Default or Event of Default would result from the removal of Octeg as a Borrower hereunder. Upon satisfaction of the foregoing, (x) the Lenders shall not be obligated to make any further Loans or other extensions of credit to Octeg, (y) all indebtedness, obligations and liabilities of Octeg arising under the Credit Agreement and the other Loan Documents shall be deemed satisfied and Octeg shall be released from its obligations under the Credit Agreement and the other Loan Documents (except, in each case, such obligations that survive the termination of the Credit Agreement and the other Loan Documents), and (z) all references, representations, warranties and covenants to Octeg in the Credit Agreement and the other Loan Documents shall have no force and effect, including, for the avoidance of doubt, (A) the authorization to debit any Octeg deposit accounts maintained with any Agent in Section 3.2 hereof, (B) the requirement that Octeg preserve its existence in Section 8.1 hereof and (C) the prohibition on merging Octeg with and into KCA in Section 8.10 hereof.
In addition, upon satisfaction of the foregoing, all security interests in and Liens on the Property of Octeg securing its Obligations under the Credit Agreement and the other Loan Documents (“Octeg Collateral”) shall be automatically released, satisfied, discharged and terminated (without recourse and without representation and warranty) with no further action on the part of the Agents and Octeg, and the Collateral Agent is hereby authorized to prepare and file any and all release, termination or discharge documents or instruments or certificates necessary to terminate or release the Collateral Agent’s security in and Lien on the Octeg Collateral and to return any of the Octeg Collateral in the possession of the Collateral Agent. All of the foregoing shall be at the expense of Octeg, with no liability to the Agents, and with no representation or warranty by or recourse to the Agents.
1.2.    Section 5.1 of the Credit Agreement shall be and hereby is amended by inserting the new defined terms in their appropriate alphabetical order to read in their entirety as follows:
“First Amendment Effective Date” means the date upon which that certain First Amendment to Credit Agreement dated as of October 24, 2013, by and among the Loan Parties, the Lenders and the Administrative Agent becomes effective pursuant to its terms.
“Octeg Merger” means any transaction or series of related transactions for the purpose of or resulting in the merger of Octeg with and into KCA, with KCA as the surviving entity.
1.3.    Section 8.5(a) of the Credit Agreement shall be amended and restated to read in its entirety as follows:
(a)    (i) as soon as available, and in any event within 45 days after the last day of each quarter of each Borrower, a copy of financial statements and reports of such Borrower, including a calculation of such Borrower’s net capital, for each quarterly accounting period consisting of a balance sheet and a profit and loss statement of such Borrower in the form of FOCUS-Part 2 prepared by such Borrower as of the end of and for such quarter in accordance with GAAP (subject to the absence of footnote disclosure and year-end audit adjustments) and certified to by its chief financial officer or such other officer of such Borrower acceptable to the Administrative Agent;
(ii)    from the First Amendment Effective Date through the first full calendar month after the consummation of the Octeg Merger, as soon as available, and in any event within 45 days after the last day of each calendar month ending during such period, a copy of financial statements and reports of KCA, including a calculation of KCA’s net capital, for each monthly accounting period consisting of a balance sheet and a profit and loss statement of KCA in the form of FOCUS-Part 2 prepared by KCA as of the end of and for such month in accordance with GAAP (subject to the absence of footnote disclosure and year-end audit adjustments) and certified to by its chief financial officer or such other officer of KCA acceptable to the Administrative Agent;
SECTION 2.    CONDITIONS PRECEDENT.
The effectiveness of this Amendment is subject to the receipt by the Administrative Agent of signed counterparts to this Amendment from the Loan Parties and the Lenders.

SECTION 3.	REPRESENTATIONS.
In order to induce the Lenders to execute and deliver this Amendment, the Loan Parties hereby represent to the Administrative Agent and the Lenders that as of the date hereof (a)  the representations and warranties set forth in Section 6 of the Credit Agreement are and shall be and remain true and correct in all material respects as of said time, except to the extent the same expressly relate to an earlier date; provided, that with respect to any representation or warranty that is qualified by materiality or Material Adverse Effect, such representation or warranty shall be true and correct as of said time, except to the extent the same expressly relate to an earlier date (except that the representations contained in Section 6.5 shall be deemed to refer to the most recent financial statements of the Loan Parties delivered to the Administrative Agent) and (b) no Default or Event of Default has occurred and is continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 4.	MISCELLANEOUS.
4.1.    The Loan Parties hereby acknowledge and agree that, except as otherwise specifically set forth herein, (a) the Liens created and provided for by the Credit Agreement continue to secure the Obligations arising under the Credit Agreement as amended hereby; and (b) the Credit Agreement and the rights and remedies of the Administrative Agent and the Lenders thereunder, the obligations of the Loan Parties thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the liens and security interests created and provided for by the Credit Agreement as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.
4.2.    Except as specifically amended herein, the Credit Agreement, including the Guarantees set forth in Section 12 thereof and the Commitments of the Lenders thereunder, shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, any Note, any other Loan Document or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.
4.3.    The Loan Parties agree to pay on demand all costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable fees and expenses of counsel for the Administrative Agent.
4.4.    This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of executed counterparts of this Amendment by telecopy shall be effective as an original. This Amendment shall be governed by the internal laws of the State of Illinois.
[SIGNATURE PAGE TO FOLLOW]

This First Amendment to Credit Agreement is entered into as of the date and year first above written.
“LOAN PARTIES”
KNIGHT CAPITAL AMERICAS LLC, as a Borrower
By: /s/ John McCarthy
Name: John McCarthy
Title: Chief Legal Officer
OCTEG, LLC, as a Borrower
By: /s/ Alex Sadowski
Name: Alex Sadowski
Title: Assistant GC & Secretary
KCG HOLDINGS, INC., as a Guarantor
By: /s/ John McCarthy
Name: John McCarthy
Title: General Counsel and Corporate Secretary

[Signature Page to First Amendment to Credit Agreement]

Accepted and agreed to.
“AGENTS AND LENDERS”
BMO HARRIS BANK N.A., as Administrative Agent and a Lender
By: /s/ Adam Tarr
Name: Adam Tarr
Title: Vice President

JPMORGAN CHASE BANK, N.A., as a Lender
By: /s/ Lorenzo Melendes
Name: Lorenzo Melendes
Title: Executive Director

BANK OF AMERICA, N.A., as a Lender
By: /s/ Giovanni Fallone
Name: Giovanni Fallone
Title: Vice President

[Signature Page to First Amendment to Credit Agreement]